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                                                                EXHIBIT 10.10(a)

                      AMENDED AND RESTATED LOAN AGREEMENT
                      -----------------------------------

     THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is entered into to be effective as of the 15th day of September, 1995, by and among TRAVIS BOATS & MOTORS, INC., a Texas corporation, FALCON MARINE, INC., a Texas corporation, FALCON MARINE ABILENE, INC., a Texas corporation, TRAVIS SNOWDEN MARINE, INC., a Texas corporation, TRAVIS BOATING CENTER BEAUMONT, INC., a Texas corporation, and TRAVIS BOATING CENTER ARLINGTON, INC., a Texas corporation (collectively referred to herein as "Borrower"), and NATIONSBANK OF TEXAS, N.A. ("Lender").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Borrower and Lender entered into that one certain Amended and Restated Loan Agreement (the "Loan Agreement") dated as of January 7, 1995, setting forth the terms of certain credit facilities more fully described therein;

     WHEREAS, Borrower and Lender desire to amend and restate the Loan Agreement, and this Agreement constitutes the Amended and Restated Loan Agreement which henceforth shall govern the credit facilities described herein and in the Loan Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings herein contained, Lender and Borrower hereby agree as follows:

1.   Definitions.
     -----------

     Terms defined in the attached Glossary and not defined herein shall have the meanings therein set forth.

2.   The Loans.
     ---------

     2.1  Revolving Credit Facility #1.
          ----------------------------

     (a)  Revolving Credit Facility #1 Loan. Subject to the terms and conditions
          ---------------------------------
hereof, the Lender agrees to extend to the Borrower a revolving credit facility hereunder (hereinafter referred to as "Revolving Credit Facility #1") and to make Revolving Loans to the Borrower from time to time, not to exceed, in the aggregate, at any one time for Revolving Credit Facility #1, the lesser of (i) Borrowing Base #1 (as hereinafter defined) or (ii) $7,500,000.00. The Borrower shall have the right to borrow, repay and re-borrow under Revolving Credit Facility #1. Revolving Credit Facility #1 shall be evidenced by a Promissory Note evidencing the indebtedness under Revolving Credit Facility #1 ("Revolving Note #1") in form and substance acceptable to Lender. The proceeds of the Revolving Loans disbursed under Revolving Credit Facility #1 shall be used solely for working capital support for the purchase of new boats, motors and trailers by the Borrower.

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     (b)  Borrowing Base #1.  As used herein, the term "Borrowing Base #1"
          -----------------
shall mean 100% of the cost (as evidenced by manufacturer invoices) of eligible new boats, motors and trailers (as defined below) located at the time of determination of said Borrowing Base #1 at either (i) the San Antonio, Texas, sales facility or storage facility operated by the Borrower (hereinafter the "San Antonio Location"), (ii) the Austin, Texas, sales facility or storage facility operated by the Borrower (hereinafter the "Austin Location"), (iii) the Houston, Texas, sales facility or storage facility operated by the Borrower (hereinafter the "Houston Location"), (iv) the Midland, Texas, sales facility or storage facility operated by the Borrower (hereinafter the "Midland Location"),
(v) the Abilene, Texas, sales facility or storage facility operated by the Borrower (hereinafter the "Abilene Location"), (vi) the Dallas, Texas, sales facility or storage facility operated by the Borrower (hereinafter the "Dallas Location"), (vii) the Beaumont, Texas, sales facility or storage facility operated by the Borrower (hereinafter the "Beaumont Location"), or (viii) the Arlington, Texas, sales facility or storage facility operated by the Borrower (hereinafter the "Arlington Location"), or (ix) either of the two (2) Amarillo, Texas sales facilities or storage facilities operated by persons with whom Borrower has entered into consignment agreements approved by Lender (the "Amarillo Consignment Locations").

     (c)  Eligible Boats, Motors and Trailers. As used herein the term "eligible
          -----------------------------------
boats, motors and trailers" shall mean all new boats, motors and trailers of product lines (i.e., brand names) not subject to (whether in whole or in part) a purchase money security interest in favor of a third party creditor. Without the prior written consent of the Lender, the existence of a third party purchase money security interest covering any individual item or any group of items of a product line shall render the entire product line ineligible for borrowing under Revolving Credit Facility #1. As soon as available, and in any event within fifteen (15) days after the end of each calendar quarter, and more often if requested by Lender as a condition to any Loan advance, the Borrower shall furnish the Lender with a certificate specifying any product lines covered in whole or in part by a purchase money security interest in favor of a third party. New boats, motors and/or trailers that would otherwise be ineligible boats, motors and/or trailers because of the existence of a purchase money security interest held by a third party covering an item or items of the same product line as such boats, motors and trailers may nevertheless be eligible to be included in Borrowing Base #1 if such third party executes an agreement in form and substance satisfactory to Lender confirming that Lender's security interest in such boats, motors and/or trailers is superior to any security interest held by such third party (such an agreement being referred to herein as an "Intercreditor Agreement"). No boat, motor or trailer of Borrower located at either of the Amarillo Consignment Locations shall be an eligible boat, motor or trailer until Lender has received documents, instruments and information satisfactory to Lender establishing and confirming that Lender's lien on Borrower's boats, motors and trailers located at either of the Amarillo Consignment Locations is a first lien

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not subject or subordinate to the lien of any landlord or secured creditor of any consignee.

     (d)  Advances Under Revolving Credit Facility #l.  In addition to the
          -------------------------------------------
matters described in Sections 3.1 and 3.2 hereof, the obligation of the Lender to make any Loan advance under Revolving Credit Facility #1 shall be subject to the Lender having received from the Borrower in Proper Form (i) a written advance request (which may be by facsimile transmission) setting forth the amount of the requested advance and setting forth which location (i.e. the San Antonio Location, the Austin Location, the Houston Location, the Midland Location, the Abilene Location, the Dallas Location, the Beaumont Location, the Arlington Location or one of the Amarillo Consignment Locations) where the new eligible boat, motor or trailer that is to be acquired with the Loan proceeds is to be located, and (ii) within forty-eight hours after receipt of such request, a copy of the Manufacturer's Statement of Origin ("MSO") and a manufacturer's invoice covering the new eligible boat, motor or trailer that is to be acquired with the Loan proceeds. The advance request shall be in an amount not to exceed the amount set forth in the manufacturer's invoice for such new eligible boat, motor or trailer. Borrower shall, upon request of Lender, deliver to Lender the original of such MSO, and Lender or a person designated by Lender shall be allowed access to all of Borrower's MSO's during normal business hours without prior notice.

     (e)  Mandatory Prepayment.  Borrower shall make the following prepayments
          --------------------
on Revolving Note #1:

          (i)  Prepayments upon the Sale or Disposition of Boat, Motor and/or
               --------------------------------------------------------------
Trailer. Borrower shall make a prepayment on Revolving Note #1 upon the sale,
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disposition or destruction of any boat, motor and/or trailer for which an advance was made under Revolving Credit Facility #1 or under any loan taken up, renewed, extended by, or paid off with the proceeds of, Revolving Credit Facility #1, such prepayment to be in an amount equal to the amount of such advance, less any prepayments previously made with respect to such advance pursuant to subsections (ii), (iv), (v) or (vi) hereof or otherwise.

          (ii) Curtailment Prepayments.  For each boat, motor or trailer for
               -----------------------
which an advance was made under Revolving Credit Facility #1 or under any loan taken up, renewed, extended by, or paid off with the proceeds of, Revolving Credit Facility #1, which remains financed under Revolving Credit Facility #1 (i.e., no prepayment or prepayments have previously been made pertaining to such advance in the amount of such advance) at the times set forth below, Borrower shall make prepayments to Revolving Note #1 in the following amounts (each such amount being referred to herein as a "Curtailment Amount"):

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               A.   five percent (5%) of the amount of such advance if such
boat, motor or trailer remains financed under Revolving Credit Facility #1 one year from the date of such advance;

               B. three percent (3%) of the amount of such advance if such boat, motor or trailer remains financed under Revolving Credit Facility #1 one year and 90 days from the date of such advance;

               C. three percent (3%) of the amount of such advance if such boat, motor or trailer remains financed under Revolving Credit Facility #1 one year and 180 days from the date of such advance;

               D. three percent (3%) of the amount of such advance if such boat, motor or trailer remains financed under Revolving Credit Facility #1 one year and 270 days from the date of such advance;

               E. eighty-six percent (86%) of the amount of such advance if such boat, motor or trailer remains financed under Revolving Credit Facility #1 two years from the date of such advance.

     Each Curtailment Amount imposed under this subsection (ii) shall reduce Borrowing Base #1 by an amount equal to such Curtailment Amount. Lender shall send Borrower notice of Borrower's prepayment obligation under this subsection
(ii) on a calendar quarterly basis setting forth the prepayment obligations under this subsection (ii) for the quarter to which such notice pertains. Prepayments set forth in each such notice shall be due and payable upon receipt of such notice by Borrower.

        (iii)  Excess Balance Prepayments.  If the unpaid balance of the
               --------------------------
Revolving Note #1 at any time exceeds the Borrowing Base #1 then in effect, the Borrower shall within ten (10) business days make a prepayment on the Revolving Note #1 in an amount sufficient to reduce the aggregate unpaid balance of the Revolving Note #1 to an amount no greater than the Borrowing Base #1.

         (iv)  Prepayments Due to Third Party Security Interests.  Should
               -------------------------------------------------
Borrower, without Lender's prior written consent, cause or allow to exist a third party purchase money security interest covering any item (i.e., boat, motor or trailer) or any group of items of a product line in which said product line also is in part or in whole financed under Revolving Note #1, the Borrower shall within ten (10) business days make a prepayment on Revolving Note #1 in an amount equal to the sum of all advances made for items of said product line not covered by an Intercreditor Agreement executed by the holder of such third party purchase money security interest, less any prepayments previously made with respect to such advances.

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          (v)  Prepayments Due to Missing Boat, Motor or Trailer.  If Lender
               -------------------------------------------------
discovers, through an inspection of Borrower's Property or otherwise, that a boat, motor or trailer for which an advance was made under Revolving Credit Facility #1 or under one of the Prior Revolving Loans is not at the San Antonio Location, the Austin Location, the Houston Location, the Midland Location, the Abilene Location, the Dallas Location, the Beaumont Location, the Arlington Location or one of the Amarillo Consignment Locations, Borrower shall make a prepayment on Revolving Note #1 in an amount equal to the amount of such advance, less any prepayments previously made with respect to such advance pursuant to subsections (i), (ii), (iv) or (vi) hereof or otherwise. Such prepayment must be made by Borrower within forty-eight (48) hours of receipt of notice from Lender of such missing boat, motor or trailer.

          (vi) Prepayments for Inventory in Excess of $200,000.00 Remaining
               ------------------------------------------------------------
Financed More Than One Year.  In the event that the aggregate amount financed
- ---------------------------
under Revolving Credit Facility #1 exceeds $200,000.00 for boats, motors and trailers which remain financed under Revolving Credit Facility #1 one year or more after the advances were made for such boats, motors or trailers under Revolving Credit Facility #1 or under any previous revolving loan between Lender and one or more of the companies comprising Borrower, Borrowing Base #1 shall be reduced by the amount of such excess, and Borrower shall make three (3) monthly prepayments to Revolving Note #1, each in an amount equal to one-third (1/3) of the amount of such excess, with such payments being applied to the repayment of such advances which have been outstanding for the longest period of time. Lender shall send Borrower notice of Borrower's prepayment obligation under this subsection (vi) on a calendar quarterly basis setting forth the prepayment obligations under this subsection (vi). The monthly prepayments provided for under this subsection (vi) shall be due and payable on the first day of each of the three (3) months immediately succeeding the month in which such notice is given to Borrower.

     2.2  Revolving Credit Facility #2.
          ----------------------------

     (a)  Revolving Credit Facility #2 Loan. Subject to the terms and conditions
          ---------------------------------
hereof, the Lender agrees to extend to the Borrower a revolving credit facility hereunder (hereinafter referred to as the "Revolving Credit Facility #2") and to make Revolving Loans to the Borrower from time to time, not to exceed, in the aggregate at any one time for Revolving Credit Facility #2, the lesser of (i) Borrowing Base #2 (as hereinafter defined) or (ii) the Revolving Credit Facility #2 Cap (as defined hereinafter). The "Revolving Credit Facility #2 Cap" shall be $500,000.00. The Borrower shall have the right to borrow, repay and re-borrow under Revolving Credit Facility #2. Revolving Credit Facility #2 shall be evidenced by a Promissory Note evidencing the indebtedness under Revolving Credit Facility #2 ("Revolving Note #2") in form and substance acceptable to Lender. The proceeds of the Revolving Loans disbursed under Revolving Credit Facility #2 shall be used

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solely for working capital support for the purchase of parts and accessories by the Borrower.

     (b)  Borrowing Base #2.  As used herein the term "Borrowing Base #2" shall
          -----------------
mean 50% of the cost of new parts and accessories located at the time of the determination of said Borrowing Base #2 at either (i) the San Antonio Location,
(ii) the Austin Location, (iii) the Houston Location, (iv) the Midland Location,
(v) the Abilene Location, (vi) the Dallas Location, (vii) the Beaumont Location, or (viii) the Arlington Location, which are not covered by a purchase money security interest in favor of a third party.

     (c)  Mandatory Prepayment. If the unpaid balance of Revolving Note #2 at
          --------------------
any time exceeds the Borrowing Base #2 then in effect, the Borrower shall within ten (10) business days make a prepayment on Revolving Note #2 in an amount sufficient to reduce the aggregate unpaid balance of Revolving Note #2 to an amount no greater than Borrowing Base #2.

     (d)  Resting Period for Revolving Credit Facility #2.  While this Loan
          -----------------------------------------------
Agreement is in effect, there shall be no outstanding balance under Revolving Credit Facility #2 for at least thirty (30) consecutive days during each fiscal year of Borrower.

     2.3  Revolving Credit Facility #3.
          ----------------------------

     (a)  Revolving Credit Facility #3 Loans.  Subject to the terms and
          ----------------------------------
conditions hereof, the Lender agrees to extend to the Borrower eight revolving credit facilities hereunder (hereinafter referred to as the "San Antonio Revolving Credit Facility #3", the "Austin Revolving Credit Facility #3", the "Houston Revolving Credit Facility #3", the "Midland Revolving Credit Facility #3", the "Abilene Revolving Credit Facility #3", the "Dallas Revolving Credit Facility #3", the "Beaumont Revolving Credit Facility #3", and the "Arlington Revolving Credit Facility #3, and said eight credit facilities collectively referred to herein as "Revolving Credit Facility #3"), and to make advances to the Borrower from time to time, not to exceed, in the aggregate at any one time, $75,000.00 for the San Antonio Revolving Credit Facility #3 (the "San Antonio Revolving Credit Facility #3 Cap"), $75,000.00 for the Austin Revolving Credit Facility #3 (the "Austin Revolving Credit Facility #3 Cap"), $175,000.00 for the Houston Revolving Credit Facility #3 (the "Houston Revolving Credit Facility #3 Cap"), $75,000.00 for the Midland Revolving Credit Facility #3 (the "Midland Revolving Credit Facility #3 Cap"), $75,000.00 for the Abilene Revolving Credit Facility #3 (the "Abilene Revolving Credit Facility #3 Cap"), $75,000.00 for the Dallas Revolving Credit Facility #3 (the "Dallas Revolving Credit Facility #3 Cap"), $75,000.00 for the Beaumont Revolving Credit Facility #3 (the "Beaumont Revolving Credit Facility #3 Cap"), and $75,000.00 for the Arlington Revolving Credit Facility #3 (the "Arlington Revolving Credit Facility #3 Cap"). The Revolving Credit Facility #3 shall be used

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solely to provide immediate provisional credit for drafts arising out of the sale of boats, motors and/or trailers which are deposited in Borrower's demand account or accounts with Lender.

     (b)  Advances on Revolving Credit Facility #3.  Each time Borrower
          ----------------------------------------
deposits a draft arising out of the sale of a boat, motor and/or trailer at the San Antonio Location in Borrower's demand account or accounts with Lender, there shall be an advance made under the San Antonio Revolving Credit Facility #3 in an amount equal to the amount of such draft, provided that the aggregate of such advances which have been made but not yet repaid shall not exceed $75,000.00, and Borrower shall then have immediate provisional credit for such draft in the account into which such draft is deposited to the extent of such advance. Each time Borrower deposits a draft arising out of the sale of a boat, motor and/or trailer at the Austin Location in Borrower's demand account or accounts with Lender, there shall be an advance made under the Austin Revolving Credit Facility #3 in an amount equal to the amount of such draft, provided that the aggregate of such advances which have been made but not yet repaid shall not exceed $75,000.00, and Borrower shall then have immediate provisional credit for such draft in the account into which such draft is deposited to the extent of such advance. Each time Borrower deposits a draft arising out of the sale of a boat, motor and/or trailer at the Houston Location in Borrower's demand account or accounts with Lender, there shall be an advance made under the Houston Revolving Credit Facility #3 in an amount equal to the amount of such draft, provided that the aggregate of such advances which have been made but not yet repaid shall not exceed $175,000.00, and Borrower shall then have immediate provisional credit for such draft in the account into which such draft is deposited to the extent of such advance. Each time Borrower deposits a draft arising out of the sale of a boat, motor and/or trailer at the Midland Location in Borrower's demand account or accounts with Lender, there shall be an advance made under the Midland Revolving Credit Facility #3 in an amount equal to the amount of such draft, provided that the aggregate of such advances which have been made but not yet repaid shall not exceed $75,000.00, and Borrower shall then have immediate provisional credit for such draft in the account into which such draft is deposited to the extent of such advance. Each time Borrower deposits a draft arising out of the sale of a boat, motor and/or trailer at the Abilene Location in Borrower's demand account or accounts with Lender, there shall be an advance made under the Abilene Revolving Credit Facility #3 in an amount equal to the amount of such draft, provided that the aggregate of such advances which have been made but not yet repaid shall not exceed $75,000.00, and

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Borrower shall then have immediate provisional credit for such draft in the account into which such draft is deposited to the extent of such advance. Each time Borrower deposits a draft arising out of the sale of a boat, motor and/or trailer at the Dallas Location in Borrower's demand account or accounts with Lender, there shall be an advance made under the Dallas Revolving Credit Facility #3 in an amount equal to the amount of such draft, provided that the aggregate of such advances which have been made but not yet repaid shall not exceed $75,000.00, and Borrower shall then have immediate provisional credit for such draft in the account into which such draft is deposited to the extent of such advance. Each time Borrower deposits a draft arising out of the sale of a boat, motor and/or trailer at the Beaumont Location in Borrower's demand account or accounts with Lender, there shall be an advance made under the Beaumont Revolving Credit Facility #3 in an amount equal to the amount of such draft, provided that the aggregate of such advances which have been made but not yet repaid shall not exceed $75,000.00, and Borrower shall then have immediate provisional credit for such draft in the account into which such draft is deposited to the extent of such advance. Each time Borrower deposits a draft arising out of the sale of a boat, motor and/or trailer at the Arlington Location in Borrower's demand account or accounts with Lender, there shall be an advance made under the Arlington Revolving Credit Facility #3 in an amount equal to the amount of such draft, provided that the aggregate of such advances which have been made but not yet repaid shall not exceed $75,000.00, and Borrower shall then have immediate provisional credit for such draft in the account into which such draft is deposited to the extent of such advance.

     (c)  Repayment of Revolving Credit Facility #3.  At such time that the
          -----------------------------------------
Lender receives final payment for a draft for which an advance was made under the San Antonio Revolving Credit Facility #3, such payment shall be applied, or shall be treated as having been applied, to the repayment of amounts outstanding under the San Antonio Revolving Credit Facility #3 to the extent of the advance made for such draft under the San Antonio Revolving Credit Facility #3. In the event that a draft for which an advance was made under San Antonio Revolving Credit Facility #3 is returned to Lender unpaid, the provisional credit for such draft in the account into which such draft was deposited shall be revoked, and a payment shall be deemed to have been made on San Antonio Revolving Credit Facility #3 in the amount of the advance made for such draft under San Antonio Revolving Credit Facility #3. At such time that the Lender receives final payment for a draft for which an advance was made under the Austin Revolving Credit Facility #3, such payment shall be applied, or shall be treated as having been applied, to the repayment of amounts outstanding under the Austin Revolving Credit Facility #3 to the extent of the advance made for such draft under the Austin Revolving Credit Facility #3. In the event that a draft for which an advance was made under Austin Revolving Credit Facility #3 is returned to Lender unpaid, the provisional credit for such draft in the account into which such draft was deposited shall be revoked, and a payment shall be deemed to have been made on Austin Revolving Credit Facility #3 in the amount of the advance made for such draft under Austin Revolving Credit Facility #3. At such time that the Lender receives final payment for a draft for which an advance was made under the Houston Revolving Credit Facility #3, such payment shall be applied, or shall be treated as having been applied, to the repayment of amounts outstanding under the Houston Revolving Credit Facility #3 to the extent of the advance made for such draft under the Houston Revolving Credit Facility #3. In the event that a draft for which an advance was made under Houston Revolving Credit Facility #3 is returned to Lender unpaid, the provisional

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credit for such draft in the account into which such draft was deposited shall be revoked, and a payment shall be deemed to have been made on Houston Revolving Credit Facility #3 in the amount of the advance made for such draft under Houston Revolving Credit Facility #3. At such time that the Lender receives final payment for a draft for which an advance was made under the Midland Revolving Credit Facility #3, such payment shall be applied, or shall be treated as having been applied, to the repayment of amounts outstanding under the Midland Revolving Credit Facility #3 to the extent of the advance made for such draft under the Midland Revolving Credit Facility #3. In the event that a draft for which an advance was made under Midland Revolving Credit Facility #3 is returned to Lender unpaid, the provisional credit for such draft in the account into which such draft was deposited shall be revoked, and a payment shall be deemed to have been made on Midland Revolving Credit Facility #3 in the amount of the advance made for such draft under Midland Revolving Credit Facility #3. At such time that the Lender receives final payment for a draft for which an advance was made under the Abilene Revolving Credit Facility #3, such payment shall be applied, or shall be treated as having been applied, to the repayment of amounts outstanding under the Abilene Revolving Credit Facility #3 to the extent of the advance made for such draft under the Abilene Revolving Credit Facility #3. In the event that a draft for which an advance was made under Abilene Revolving Credit Facility #3 is returned to Lender unpaid, the provisional credit for such draft in the account into which such draft was deposited shall be revoked, and a payment shall be deemed to have been made on Abilene Revolving Credit Facility #3 in the amount of the advance made for such draft under Abilene Revolving Credit Facility #3. At such time that the Lender receives final payment for a draft for which an advance was made under the Dallas Revolving Credit Facility #3, such payment shall be applied, or shall be treated as having been applied, to the repayment of amounts outstanding under the Dallas Revolving Credit Facility #3 to the extent of the advance made for such draft under the Dallas Revolving Credit Facility #3. In the event that a draft for which an advance was made under Dallas Revolving Credit Facility #3 is returned to Lender unpaid, the provisional credit for such draft in the account into which such draft was deposited shall be revoked, and a payment shall be deemed to have been made on Dallas Revolving Credit Facility #3 in the amount of the advance made for such draft under Dallas Revolving Credit Facility #3. At such time that the Lender receives final payment for a draft for which an advance was made under the Beaumont Revolving Credit Facility #3, such payment shall be applied, or shall be treated as having been applied, to the repayment of amounts outstanding under the Beaumont Revolving Credit Facility #3 to the extent of the advance made for such draft under the Beaumont Revolving Credit Facility #3. In the event that a draft for which an advance was made under Beaumont Revolving Credit Facility #3 is returned to Lender unpaid, the provisional credit for such draft in the account into which such draft was deposited shall be revoked, and a payment shall be deemed to have been made on Beaumont Revolving Credit Facility #3 in the amount of the advance made for such draft under Beaumont Revolving Credit Facility #3. At such time that the Lender receives final payment for a draft for which an advance was made under the Arlington Revolving Credit Facility #3, such payment shall be applied, or shall be treated as having been applied, to the repayment of amounts outstanding under the Arlington Revolving Credit Facility #3 to the extent of the advance made for such draft under the Arlington Revolving Credit Facility #3. In the event that a draft for which an advance was made under Arlington Revolving Credit Facility #3 is returned to Lender unpaid, the provisional credit for such draft in the account into which such draft was deposited shall be revoked, and a payment shall be deemed to have been made on Arlington Revolving Credit Facility #3 in the amount of the advance made for such draft under Arlington Revolving Credit Facility #3.

     (d)   Fees. Borrower shall pay to Lender a fee for each advance made under
           ----
Revolving Credit Facility #3 in an amount established and announced by Lender from time to time. Such fees shall be set forth in the monthly account analysis provided to Borrower by Lender.

     (e)   Borrower's Promise to Pay.  Borrower promises to pay to the order of
           -------------------------
Lender when due all principal and all fees under Revolving Credit Facility #3.

     (f)   Lender's Right to Cancel Revolving Credit Facility #3.  Lender may
           -----------------------------------------------------
cancel Revolving Credit Facility #3 at any time in Lender's sole discretion, in which event all unpaid principal, together with all unpaid fees under Revolving Credit Facility #3 shall become immediately due and payable.

     2.3.1  Future Adjustments of Caps for Revolving Credit Facility #3. Lender
            -----------------------------------------------------------
and Borrower may, from time to time, by mutual agreement adjust the amounts of the San Antonio Revolving Credit Facility #3 Cap, the Austin Revolving Credit Facility #3 Cap, the Houston Revolving Credit Facility #3 Cap, the Midland Revolving Credit Facility #3 Cap, the Abilene Revolving Credit Facility #3 Cap, the Dallas Revolving Credit Facility #3 Cap, the Beaumont Revolving Credit Facility #3 Cap, and the Arlington Revolving Credit Facility #3 Cap, provided that the sum thereof shall not exceed $700,000.00. Any adjustment of such amounts shall be effective upon the mailing by Lender by U.S. Mail of written confirmation of any such adjustment to Borrower.

     2.4  Credit Facility #4.
          ------------------

     (a)  Credit Facility #4 Loan.  Subject to the terms and conditions hereof,
          -----------------------
Lender agrees to extend to Travis Boats & Motors, Inc. and its Subsidiaries a credit facility hereunder (hereinafter referred to as "Credit Facility #4") and to make Loans to Travis Boats & Motors, Inc. and its Subsidiaries from time to time from the date hereof until July 31, 1996, in the aggregate original principal amount of $250,000.00. Each Loan under Credit Facility #4 shall be evidenced by a promissory note in the amount of such Loan accruing interest at a varying rate of interest equal to the Prime Rate, as it varies from time to time, plus one-fourth percent (1/4%), or (at Borrower's option) at a fixed rate of interest determined by

Lender. Each such promissory note shall be in form and substance acceptable to Lender and shall provide for equal monthly payments of principal and interest being due and payable thereunder in an amount sufficient to fully amortize the principal and interest under such promissory note over a forty-eight (48) month period. The proceeds of the Loans under Credit Facility #4 shall be used solely for the acquisition of new vehicles or equipment.

     (b)   Advance Amounts and Advance Requests for Credit Facility #4.  Each
           -----------------------------------------------------------
Advance under Credit Facility #4 shall be based on the cost to Borrower of the vehicle or vehicles and/or equipment to which it relates, but not less than $20,000.00 and not more than the remaining available credit under Credit Facility #4. Each Advance under Credit Facility #4 will be pursuant to a written advance request in form and substance satisfactory to Lender setting forth the cost to Borrower of the vehicle or vehicles and/or equipment to which it relates and accompanied by written documentation (e.g., invoices, etc.) verifying such cost.

     (c)   Security for Credit Facility #4 Loans. Each Loan under Credit
           -------------------------------------
Facility #4 must be secured by a first priority security interest in the vehicle or equipment to which it relates. As a condition to making such Loan, the borrowing entity to whom such Loan is being made must, at the time of the making of each such Loan, execute a security agreement and financing statement in form and substance satisfactory to Lender to create and perfect such security interest.

     2.5   Notes.  Revolving Note #1 and Revolving Note #2 are collectively
           -----
referred to herein as the "Revolving Notes". The Revolving Notes shall provide that they shall bear interest at the "Prime Rate" (as defined in the Revolving Notes), plus one-fourth percent (1/4%) per annum. Borrower expressly acknowledges and agrees that Lender shall have no obligation to renew or extend the Revolving Notes or Revolving Credit Facility #1 or Revolving Credit Facility #2 at maturity as set forth in the Revolving Notes, and that in the event Lender, in its sole and absolute discretion, determines not to offer to renew or extend the Revolving Notes or Revolving Credit Facility #1 or Revolving Credit Facility #2, Borrower shall be obligated to pay the same in full at maturity. The promissory notes given in connection with Loans under Credit Facility #4 are herein collectively referred to as the "Credit Facility #4 Notes" and separately as a "Credit Facility #4 Note." Borrower expressly acknowledges and agrees that Lender shall have no obligation to renew or extend any Credit Facility #4 Note.

     2.6   Guarantors.  E.D. Bohls, Robert C. Siddons, Joe E. Simpson, Mark T.
           ----------
Walton, Jesse Cox, and Ron Spradling shall each execute unconditional limited guarantees of the Loans, providing for joint and several liability thereon, with such limitations on the liability of such guarantors as may be set forth in such guarantees.

     2.7  Cross Default.  Borrower agrees that any default under any of the
          -------------
Notes or under Revolving Credit Facility #3, or under any documents given as security for any of the Notes or Revolving Credit Facility #3, shall be a default under each of the Notes and under Revolving Credit Facility #3 and under each and every other loan (the "Other Loans") from Lender to one or more of the companies comprising Borrower or from Lender to any Subsidiary of any of such companies, and that any default under any of the Other Loans shall be a default under each of the Notes and under Revolving Credit Facility #3; provided, however, that Lender's exercise of its remedies under any of the Other Loans upon a default under any of the Notes or under Revolving Credit Facility #3, or under any documents given as security for any of the Notes or Revolving Credit Facility #3 shall be subject to any notice and opportunity to cure provisions set forth in the documents and instruments evidencing and securing such Other Loan. Borrower further agrees that any default under any loan from a third party lender to one or more of the companies comprising Borrower or from a third party lender to any of Borrower's Subsidiaries (the "Third Party Lender Loans"), or under any documents given as security for any of the Third Party Lender Loans, not cured within any applicable notice and cure periods shall be a default under each of the Notes and under Revolving Credit Facility #3 and under each of the Other Loans.

3.   Conditions.
     ----------

     3.1  All Loans Under Credit Facilities.  The obligation of the Lender to
          ---------------------------------
make any Loan is subject to the accuracy of all representations and warranties of the Borrower on the date of such Loan, to the performance by the Borrower of its obligations under the Loan Documents and to the satisfaction of the following further conditions: (a) prior to any Loan, there shall have occurred, in the sole opinion of the Lender, no material adverse change in the assets, liabilities, financial condition or business of any of the companies comprising the Borrower, any of Borrower's Subsidiaries or any Guarantor; (b) no Default or Event of Default shall have occurred and be continuing; (c) the making of the Loan shall not be prohibited by, or subject the Lender to any penalty or onerous condition under, any Legal Requirement; and (d) the Borrower shall have paid all legal fees and expenses of the type described in Section 8.8 hereof through the
                                                 -----------
date of such Loan.

     3.2  First Loans Under Credit Facilities.  In addition to the matters
          -----------------------------------
described in Section 3.1 hereof, the obligation of the Lender to make the first
             -----------
Loan under any credit facility hereunder is subject to the receipt by the Lender of each of the following, in Proper Form: (a) the Notes, executed by the Borrower; (b) certificates from the Secretary of State or other appropriate public official of the State of Texas as to the due qualification and continued existence of the Borrower and Borrower's Subsidiaries; (c) certificates from the Comptroller of Public Accounts of the State of Texas as to the good standing of the Borrower and Borrower's Subsidiaries; (d) the Security Documents; (e) policies or certificates of insurance addressed to the Lender reflecting the insurance required by Section 5.6 hereof; and
                      -----------

(f) evidence satisfactory to the Lender as to the priority of the security interests created by the Security Documents, and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to legal counsel for the Lender.

     3.3  Floor Plan Fee.  So long as Indebtedness is owing by Borrower to
          --------------
Lender under this Loan Agreement, Borrower shall pay to Lender on a quarterly basis a reasonable fee not to exceed $9,000 per year for reviewing the Collateral securing the loans hereunder (the "Floor Plan Review Fee"). Such fee shall be due and payable upon receipt by Borrower of notice from Lender setting forth the amount of such fee each quarter. Notwithstanding the provisions for payment by Borrower of a quarterly fee hereunder, nothing herein shall constitute a commitment by Lender to extend the due date of the indebtedness beyond the term set forth herein and in the Notes.

4.   Representations and Warranties.
     ------------------------------

     To induce the Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants as follows:

     4.1  Organization.  Each of the companies comprising the Borrower and
          ------------
each of Borrower's Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its organization; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in the State of Texas.

     4.2  Financial Statements.  Except as heretofore disclosed to Lender in
          --------------------
writing, the financial statements delivered to the Lender fairly present the financial condition and the results of operations of the Borrower and the Guarantors as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of the Borrower nor any of such other Persons since the dates of such financial statements. The books and records of the Borrower accurately reflect the financial condition of Borrower and Borrower's Subsidiaries. Neither the Borrower, any of Borrower's Subsidiaries, nor any Guarantor is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

     4.3  Enforceable Obligations; Authorization.  The Loan Documents are
          --------------------------------------
legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the parties; do not and will not contravene or violate any Legal Requirements or the Organizational Documents of the parties; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of any of the Parties except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained. Except as otherwise expressly stated in the Security Documents, the Liens of the Security Documents constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever.

     4.4  Other Debt.  Neither the Borrower nor any of Borrower's Subsidiaries
          ----------
is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party.

     4.5  Litigation.  Except as heretofore disclosed to the Lender in writing,
          ----------
there is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, nor any outstanding judgment, order or decree affecting, the Borrower, any of Borrower's Subsidiaries or any Guarantor before or by any Governmental Authority which has resulted in or may result in liability pursuant thereto in excess of $250,000.00 in the aggregate on a consolidated basis. Neither the Borrower nor any of Borrower's Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority.

     4.6  Title.  Except as previously disclosed to Lender in writing prior to
          -----
the execution hereof, the Borrower has good and marketable title to its Property, free and clear of all Liens (except for its Property that is covered by an Intercreditor Agreement which have been sold to Borrower on a purchase money security interest basis, and except with respect to Liens permitted under
Section 6.2 hereof).
- -----------

     4.7  Taxes.  The Borrower, Borrower's Subsidiaries and the Guarantors
          -----
each have filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith.

     4.8  Regulation U.  None of the proceeds of any Loan will be used for the
          ------------
purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose would constitute this transaction a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     4.9  Subsidiaries.  As of the date hereof, the Borrower has no Subsidiaries
          ------------
except that Travis Snowden Marine, Inc., Falcon Marine, Inc., Falcon Marine Abilene, Inc., Travis Boats & Motors Baton Rouge, Inc., Travis Boating Center Beaumont, Inc., Travis Boating Center Arlington, Inc., Travis Boating Center Little Rock, Inc., TBC Management, Inc. and TBC Arkansas, Inc. are wholly owned subsidiaries of Travis Boats & Motors, Inc.

     4.10 Representations by Others.  All statements made by or on behalf of the
          -------------------------
Borrower, any of Borrower's Subsidiaries or any Guarantor in connection with any Loan Document shall constitute representations and warranties of the Borrower hereunder.

     4.11 Compliance with Applicable Law and the Provisions of this Agreement.
          -------------------------------------------------------------------
Borrower and each of Borrower's Subsidiaries is in compliance with all laws (including statutes, rules, ordinances and regulations) of all governmental authorities having jurisdiction over Borrower, and Borrower is in compliance with all of the provisions of this Agreement.

5.   Affirmative Covenants.
     ---------------------

     The Borrower covenants and agrees with the Lender that prior to the termination of this Agreement it will do, and if necessary cause to be done, each and all of the following:

     5.1  Taxes, Existence, Regulations, Property, etc.  At all times (a) pay
          --------------------------------------------
when due, and cause each of Borrower's Subsidiaries to pay when due, all taxes and governmental charges of every kind upon Borrower or any of Borrower's Subsidiaries or against Borrower's or any of Borrower's Subsidiaries' income, profits or Property; (b) do all things necessary, and cause each of Borrower's Subsidiaries to do all things necessary, to preserve Borrower's and all of Borrower's Subsidiaries' corporate existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable; (c) comply, and cause each of Borrower's Subsidiaries to comply, with all applicable Legal Requirements in respect of the conduct of Borrower's and all of Borrower's Subsidiaries' business and the ownership of Borrower's and all of Borrower's Subsidiaries' Property; and (d) cause, and cause each of Borrower's Subsidiaries to cause, Borrower's and all of Borrower's Subsidiaries' Property to be protected, maintained and kept in good repair and make, and cause each of Borrower's Subsidiaries to make, all replacements and additions to Borrower's and all of Borrower's Subsidiaries' Property as may be reasonably necessary to conduct Borrower's and all of Borrower's Subsidiaries' business properly and efficiently. Notwithstanding the foregoing, Borrower may, to the extent and in the manner permitted by applicable law, contest the payment of any claim for any such taxes or governmental charges, if (a) such contest is made in good faith on a timely basis; (b) Borrower has notified Lender of Borrower's intent to contest such payment at least seven (7) days prior to commencing the contest; (c) Borrower has made any deposit or payment under protest, or posted security as and to the extent required by applicable law; (d) Borrower or one of Borrower's Subsidiaries has established adequate reserves therefor in accordance with Generally Accepted Accounting Principles on the books of Borrower or one of Borrower's Subsidiaries; (e) Borrower diligently and in good faith contests the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of any part of Borrower's or any of Borrower's

Subsidiaries' Property to satisfy the same; (f) Borrower promptly upon final determination thereof pays or causes to be paid the amount of any such claim so determined, together with all costs, interest and penalties payable in connection therewith; (g) the failure to pay the claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of such Property, and does not subject Lender to any civil or criminal liability or to any damages or expense; and (h) the aggregate amount of all claims being contested shall not exceed $100,000.00; provided, however, that Borrower shall immediately upon request of Lender pay or cause to be paid (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such claim notwithstanding such contest if, in the reasonable opinion of Lender, any such Property is in jeopardy or in danger of being forfeited or foreclosed.

     5.2  Financial Statements and Information.  Furnish to the Lender copies
          ------------------------------------
of each of the following: (a) as soon as available and in any event within one hundred and fifty (150) days after the end of each fiscal year of the Borrower, Annual Consolidated Financial Statements of the Borrower with a reviewed or audited opinion by an independent CPA firm acceptable to the Lender, (b) as soon as available and in any event within one hundred and fifty (150) days after the end of each calendar year, the Personal Financial Statement of each Guarantor;
(c) within forty-five (45) days after the end of each calendar quarter (including the final quarter in Borrower's fiscal year) Consolidated Financial Statements of the Borrower and Unconsolidated Financial Statements of Borrower's operations at the San Antonio Location, at the Austin Location, at the Houston Location, at the Midland Location, at the Abilene Location, at the Dallas Location, at the Beaumont Location, and at the Arlington Location, and of Travis Boats & Motors, Inc., Travis Snowden Marine, Inc., Falcon Marine, Inc., Falcon Marine Abilene, Inc., Travis Boating Center Beaumont, Inc., and Travis Boating Center Arlington, Inc., and any other Subsidiary of Travis Boats & Motors, Inc., as of the end of the immediately preceding calendar quarter, prepared in reasonable detail and containing such information as Lender may request, and (d) such other information relating to the financial condition and affairs of the Borrower, each of Borrower's Subsidiaries and each Guarantor as from time to time may be requested by the Lender.

     5.3  Inspection.  Permit, and cause each of Borrower's Subsidiaries to
          ----------
permit, the Lender to inspect Borrower's and each of Borrower's Subsidiaries' Property, to examine Borrower's and each of Borrower's Subsidiaries' files, books and records and make and take away copies thereof, and to discuss its affairs with Borrower's and each of Borrower's Subsidiaries' officers and accountants, all at such times and intervals and to such extent as the Lender may reasonably desire. Borrower will provide, and cause each of Borrower's Subsidiaries to provide, access to Borrower's and each of Borrower's Subsidiaries' Property, files, books and records at reasonable hours, and will assist, and cause each of Borrower's Subsidiaries to assist, Lender or Lender's representatives in locating any of Borrower's and each of Borrower's Subsidiaries' Property.

     5.4  Further Assurances.  Promptly execute and deliver, and cause each of
          ------------------
Borrower's Subsidiaries to execute and deliver, any and all other and further instruments which may be reasonably requested by the Lender to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the Borrower's agreements set forth in the Loan Documents or so intended to be.

     5.5  Books and Records.  Maintain, and cause each of Borrower's
          -----------------
Subsidiaries to maintain, books of record and account in accordance with Generally Accepted Accounting Principles consistently applied throughout the terms of the credit facilities governed hereby.

     5.6  Insurance.  Maintain insurance with such insurers, on such of
          ---------
Borrower's and Borrower's Subsidiaries' properties, in such amounts and against such risks as is satisfactory to the Lender (including, without limitation, casualty and business interruption insurance), and furnish, and cause each of Borrower's Subsidiaries to furnish, the Lender satisfactory evidence thereof. These insurance provisions are cumulative of the insurance provisions of the Security Documents. The Borrower shall cause, and, with respect to insurance on property of any of Borrower's Subsidiaries serving as collateral for any Indebtedness to Lender, cause each of Borrower's Subsidiaries to cause, the Lender to be named as a beneficiary of such insurance, and shall provide, and cause each of Borrower's Subsidiaries to provide, the Lender with copies of the policies of insurance and a certificate of the insurer that the insurance required by this Section may not be canceled, reduced or affected in any matter without thirty (30) days' prior written notice to Lender.

     5.7  Notice of Certain Matters.  Notify, and cause each of Borrower's
          -------------------------
Subsidiaries to notify, the Lender immediately upon acquiring knowledge of the occurrence of any of the following: the institution or threatened institution of any lawsuit or administrative proceeding affecting the Borrower or any of Borrower's Subsidiaries or any Guarantor which would have a material adverse effect on Borrower or any of Borrower's Subsidiaries or any Guarantor; the existence of any actual or potential contingent liabilities which would have a material adverse effect on Borrower or any of Borrower's Subsidiaries or any Guarantor; the occurrence of any material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower or any of Borrower's Subsidiaries or any Guarantor; or the occurrence of any Event of Default or any Default. The Borrower will notify, and cause each of Borrower's Subsidiaries to notify, the Lender in writing at least thirty (30) Business Days prior to the date that the Borrower or any of Borrower's Subsidiaries changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

     5.8  Security.  Borrower acknowledges and agrees that the Notes and the
          --------
Loans evidenced thereby and Borrower's payment obligations under Revolving Credit Facility #3 and any and all other indebtedness owed by Borrower or by any of Borrower's Subsidiaries to Lender, whether now existing or arising in the future, shall be secured by a first and prior security interest in the items of security and collateral described in the Security Documents, including, without limitation, all inventory (now owned or hereafter acquired) of Borrower. Borrower acknowledges and agrees that the Notes and Borrower's payment obligations under Revolving Credit Facility #3 and any and all other indebtedness owed by Borrower, or by any one or more of the companies comprising Borrower, or by any of the Borrower's Subsidiaries, to Lender, whether now existing or arising in the future shall be deemed cross-collateralized (meaning any collateral serving as security for one indebtedness owed by Borrower, or by any one of the companies comprising Borrower, or by any of Borrower's Subsidiaries, to Lender shall serve as security for all other indebtedness owed by Borrower, or by any one of the companies comprising Borrower, or by any of Borrower's Subsidiaries, to Lender) and cross-defaulted (meaning a default under one indebtedness owed by Borrower, or by any one of the companies comprising Borrower, or by any of Borrower's Subsidiaries, to Lender shall constitute a default under all other indebtedness owed by Borrower, or by any one of the companies comprising Borrower, or by any of Borrower's Subsidiaries, to Lender).

     5.9  Financial Covenants.
          -------------------

     (a)  Minimum Tangible Net Worth.  Borrower shall at all times maintain a
          --------------------------
Tangible Consolidated Net Worth of not less than $2,500,000 as evidenced by financial statements submitted to Lender pursuant to Section 5.2 hereof.
                                                     -----------

     (b)  Current Maturities Coverage Ratio.  The ratio of the Borrower's net
          ---------------------------------
income after taxes for the Prior Period (as defined below) plus amortization expense and depreciation expense for the Prior Period, divided by the sum of the Borrower's current maturities of long term debt (excluding the current maturities of any unamortized portion of any long term indebtedness to the Lender that becomes due and payable to the Lender at the maturity of such debt) for the Prior Period plus current maturities of capital leases for the Prior Period plus any dividends or distributions to shareholders made during the Prior Period (the "Current Maturities Coverage Ratio"), shall at all times be greater than 1.5 to 1.00. For the purpose of this provision, the term "Prior Period" shall mean the previous four (4) calendar quarters. The Current Maturities Coverage Ratio shall be tested on a calendar quarterly basis.

     5.10 Certificate of Compliance.  Furnish to Lender within forty-five (45)
          -------------------------
days after the end of each calendar quarter a Certificate of Compliance in the form attached hereto as Exhibit "A" executed by the President or the Chief Financial Officer of Borrower stating that to the best of such person's knowledge and belief after reasonably diligent inquiry Borrower is in compliance with all of the covenants contained in this Agreement and setting forth the Borrower's computations relating to compliance with all financial covenants set forth herein, including, without limitation, Borrower's computations relating to compliance with Section 5.9.
                ------------

     5.11 Borrowing Base #2 Certificates.  Furnish to Lender within forty-five
          ------------------------------
(45) days after the end of each calendar month a Borrowing Base #2 Certificate in the form attached hereto as Exhibit "B" executed by the President or the Chief Financial Officer of Borrower.

6.   Negative Covenants.
     ------------------

     The Borrower covenants and agrees with the Lender that prior to the termination of this Agreement it will not do any of the following without the prior written consent of the Lender:

     6.1  Indebtedness.  Create, incur, suffer or permit to exist, or assume or
          ------------
guarantee, directly or indirectly, or become or remain liable, or allow any of Borrower's Subsidiaries to create, incur, suffer or permit to exist, or assume or guaranty, directly or indirectly, or become or remain liable, with respect to any Indebtedness whether direct, indirect, absolute, contingent or otherwise, except the following: (a) Indebtedness to the Lender; (b) Indebtedness secured by Liens permitted by Section 6.2 hereof; (c) other liabilities existing on the
                      -----------
date of this Agreement as evidenced by the most recent financial statements delivered to the Lender and all renewals and extensions (but not increases) thereof; (d)Indebtedness not exceeding $500,000 per annum in the aggregate on a consolidated basis arising out of operating leases; (e) current accounts payable and unsecured current liabilities to vendors, suppliers and persons providing services, for expenditures for goods and services normally required by Borrower and Borrower's Subsidiaries in the ordinary course of business and on ordinary trade terms; (f) the guarantee by Borrower and/or Borrower's Subsidiaries of up to $100,000.00 in the aggregate on a consolidated basis at any given time in boat loans by any lender to professional fishermen made in connection with the purchase by such fishermen of boats from Borrower and/or Borrower's Subsidiaries, and the guarantee by Borrower and/or Borrower's Subsidiaries of debt secured by a purchase money security interest subject to an Intercreditor Agreement (including, but not limited to, debt to Transamerica Commercial Finance Corporation and to Deutsche Financial Services Corporation), debt owed to Hibernia National Bank shown on the most recent Financial Statements supplied by Borrower to Lender or otherwise disclosed by Borrower to Lender in writing prior to the date hereof, and seller financing debt arising out of the acquisition by Borrower of Redland Marine, Inc. as approved by Lender in writing ("Permitted Guaranties"); and (g) Indebtedness to a Person other than Lender, provided that the total sum of such Indebtedness minus (i) Indebtedness to a Person other than Lender that is outstanding as of the date hereof and disclosed in Borrower's most recent financial statements of Borrower delivered to Lender, and minus (ii) Indebtedness to a Person other than Lender specifically consented to in writing by Lender, shall not exceed an aggregate outstanding amount, on a consolidated basis, of $500,000.00 without the written approval of Lender.

     6.2  Liens.  Create or suffer to exist, or allow any of Borrower's
          -----
Subsidiaries to create or suffer to exist, except in the ordinary course of business, any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or contract rights or real estate assets; provided, however, that the
                                                   -----------------
Borrower may create or suffer to exist and may allow any of Borrower's Subsidiaries to create or suffer to exist: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due; (b) Liens in effect on the date hereof and disclosed to the Lender in writing, provided that neither the Indebtedness secured thereby nor the Property covered thereby shall increase; and (c) Liens in favor of the Lender.

     6.3  Contingent Liabilities.  Directly or indirectly guarantee the
          ----------------------
performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, or allow any of Borrower's Subsidiaries to directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person or Subsidiary except for (i) the endorsement of checks or other negotiable instruments in the ordinary course of business, and (ii) Permitted Guaranties.

     6.4  Mergers, Consolidations, Dispositions, Acquisitions and Expansions.
          ------------------------------------------------------------------
In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve, or allow any of Borrower's Subsidiaries to liquidate or dissolve (provided that Borrower may liquidate and/or dissolve Travis Myler Marine, Inc.); (b) be a party to, or allow any of Borrower's Subsidiaries to be a party to, any merger or consolidation; (c) sell, convey or lease, or allow any of Borrower's Subsidiaries to sell, convey or lease, all or any substantial part of its assets, except for sale of Inventory in the ordinary course of business;
(d) acquire, or allow any of Borrower's Subsidiaries to acquire, all or substantially all of the assets of any Person, or any shares of stock of or similar interest in any other Person; or (e) expand to a different location, or allow any of Borrower's Subsidiaries to expand to a different location.

     6.5  Redemption, Dividends and Distributions.  At any time without the
          ---------------------------------------
prior written consent of Lender:

     (a) Repurchase, redeem or retire, or allow any of Borrower's Subsidiaries to repurchase, redeem or retire, directly or indirectly, any shares of its capital stock, common stock or preferred stock; provided, however, that Borrower shall be allowed to redeem $225,000.00 of the preferred stock of Travis Boats & Motors, Inc., at the rate of $75,000.00 per year provided that all other covenants and negative covenants contained in this Agreement are complied with; or

     (b) Pay any dividend or make any distribution of cash, or allow any of Borrower's Subsidiaries to pay any dividend or make any distribution of cash, to stockholders except payments or distributions by any of Borrower's Subsidiaries to any of the companies comprising Borrower and payments and distributions which comply with the following (all requirements must be complied with):

          (1)  The payments or distributions shall not exceed $25,000 per annum;

          (2) The payments or distributions are to occur on or after January 1, 1995 and on same date or thereafter each calendar year;

          (3) The Borrower must be in compliance with the financial covenant set forth in Section 5.9(b).

Notwithstanding the provisions for payment by Borrower of an annual dividend hereunder, nothing herein shall constitute a commitment by Lender to extend the due date of the indebtedness beyond the maturity set forth in the Notes.

     6.6  Nature of Business; Management; Ownership. Change, or allow any of
          -----------------------------------------
Borrower's Subsidiaries to change, the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged or permit, or allow any of Borrower's Subsidiaries to permit, any material change in its management or permit, or allow any of Borrower's Subsidiaries to permit, in any single transaction or series of transactions, directly or indirectly, a sale, conveyance, pledge or hypothecation of any portion of the ownership of Borrower or any of Borrower's Subsidiaries.

     6.7  Transactions with Related Parties.  Enter into, or allow any of
          ---------------------------------
Borrower's Subsidiaries to enter into, any transaction or agreement with any officer, director or holder of any outstanding capital stock of the Borrower or any of Borrower's Subsidiaries (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources, subject, however, to Section 6.11 hereof.
                                        ------------

     6.8  Loans and Investments.  Except as heretofore disclosed by the Borrower
          ---------------------
to the Lender in writing and except for advances to employees in the ordinary and usual course of Borrower's or Borrower's Subsidiaries' businesses, make, or allow any of Borrower's Subsidiaries to make, any loan, advance, extension of credit or capital contribution to, or make any Investment in, any Person or Subsidiary, or make any commitment to make any such extension of credit or Investment, subject, however, to Section 6.11 hereof.
                                           ------------

     6.9  Transfers of Inventory.  Transfer, or allow any of Borrower's
          ----------------------
Subsidiaries to transfer, any inventory constituting part of the Collateral securing the Notes from any of Borrower's sales locations to any other location, including (without limitation) the sales location operated by an affiliate of Borrower's in Baton Rouge, Louisiana, without prior written consent of Lender.

     6.10 Maximum Capital Expenditures Per Year.  Without the prior written
          -------------------------------------
consent of Lender, make, or allow any of Borrower's Subsidiaries to make, capital expenditures which in the aggregate on a consolidated basis exceed $500,000.00 in any twelve (12) month period.

     6.11 Loans and Equity Contributions to Non-Borrower Subsidiaries.  Make any
          -----------------------------------------------------------
long term loan (i.e., with a term greater than 60 days) or any equity contribution to any Subsidiary of Borrower that is not one of the entities comprising Borrower (the "Non-Borrowing Subsidiaries); provided that Borrower may make short term loans (i.e., with terms of 60 days or less) to Non-Borrowing Subsidiaries.

7.   Events of Default and Remedies.
     ------------------------------

     7.1  Events of Default.  If any of the following events shall occur (which
          -----------------
events shall be events of default hereunder):

     (a) Borrower fails to pay when due any principal owing by Borrower to Lender, whether pursuant to this Agreement or otherwise, including (without limitation) any amounts owing by Borrower to Lender under the Notes or under Revolving Credit Facility #3; or

     (b) Any representation or warranty made in connection with any Loan Document shall prove to have been incorrect, false or misleading when made; or

     (c) The Borrower or any of Borrower's Subsidiaries shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

     (d) Any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower or any of Borrower's Subsidiaries and the Borrower or any of Borrower's Subsidiaries by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or any order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the Borrower or any of Borrower's Subsidiaries or granting relief to the Borrower or any of Borrower's Subsidiaries or approving the petition in any such proceeding, and such order shall remain in effect for more than thirty (30) days; or

     (e) The Borrower or any of Borrower's Subsidiaries shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty
(30) days after its issue or levy; or

     (f) The Borrower or any of Borrower's Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

if the following event of default shall occur, and Borrower shall fail to cure such default within five (5) business days after its occurrence:

     (a) Borrower fails to pay when due any interest owing by Borrower to Lender pursuant to this Agreement and/or under the Notes or otherwise; or

if any of the following events of default shall occur, and Borrower shall fail to cure such default within thirty (30) business days after written notice thereof is sent by Lender to Borrower:

     (a) The Borrower or any of Borrower's Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any principal or interest on any other borrowed money obligation owed by Borrower or any of Borrower's Subsidiaries to any other lender, or shall fail to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound, or (ii) is in default under or in violation of any Legal Requirement; or

     (b) Default shall occur in the punctual and complete performance of any covenant of the Borrower or any other Person contained in this Loan Agreement or any other Loan Document; or

     (c) Final judgment or judgments in the aggregate for the payment of money in excess of $10,000.00 shall be rendered against the Borrower or any of Borrower's Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

     (d) The Borrower or any of Borrower's Subsidiaries or any other Person shall claim, or any court shall find or rule, that the Lender does not have a valid Lien as provided for herein on any security which may have been provided by the Borrower or any of Borrower's Subsidiaries, or such other Person; or

     (e) The sale, encumbrance or abandonment (except as otherwise expressly permitted by this Agreement) of any of the Property now or hereinafter subject to any of the Security Documents; or the making of any levy, seizure or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction of any such Property; or

     (f) Any order shall be entered in any proceeding against the Borrower or any of Borrower's Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for thirty
          (30) days; or

     (g)  The occurrence of an Event of Default under any Loan Document;  or

     (h) A material adverse change shall occur in the assets, liabilities, financial condition, business or affairs of the Borrower or any of Borrower's Subsidiaries; or

     (i) The Lender shall reasonably and in good faith deem repayment of the Notes or any other indebtedness of the Borrower or any of Borrower's Subsidiaries to the Lender to be insecure;

then the Lender may without further notice to Borrower or any other Person, do any or all of the following: (1) without notice to the Borrower or any other Person, declare the Notes and the indebtedness under Revolving Credit Facility #3 and any and all other indebtedness of Borrower or any of Borrower's Subsidiaries to Lender to be, and thereupon the Notes and the indebtedness under Revolving Credit Facility #3 and any and all other indebtedness of Borrower or any of Borrower's Subsidiaries to Lender shall forthwith become, immediately due and payable, together with all accrued interest thereon, without notice of any kind (including, without limitation, notice of acceleration or of intention to accelerate), and without presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to the Borrower or any other Person, terminate all Commitments;
(3) exercise its rights of offset against each account and all other Property of the Borrower or any of Borrower's Subsidiaries in the possession of the Lender, which right is hereby granted by the Borrower to the Lender; and (4) exercise any and all other rights pursuant to the Loan Documents:

     7.2  Remedies Cumulative.  No remedy, right or power conferred upon the
          -------------------
Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

8.   Miscellaneous.
     -------------

     8.1  No Waiver.  No waiver of any Default shall be deemed to be a waiver of
          ---------
any other Default. No failure to exercise or delay in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any Loan Document shall be effective unless the same is in writing and signed by the Person against whom such amendment is sought to be enforced. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

     8.2  Notices.  All notices under the Loan Documents shall be in writing and
          -------
either (i) delivered against receipt therefor, (ii) mailed by first class mail, or by registered or certified mail, return receipt requested, or (iii) sent by telex, telegram or telecopy, in each case addressed as follows:

          (a)  If to the Borrower, to:

               Travis Boats & Motors, Inc.
               13045 Research Blvd.
               Austin, Texas 78750

               Attention:  Mark T. Walton, President

          (b)  If to the Lender, to:

               NationsBank of Texas, N.A.
               P.O. Box 300
               San Antonio, Texas 78291

               Attention:  Mr. Steve Warrick
or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day).

     8.3  Governing Law.  Unless otherwise specified therein, each Loan
          -------------
Document shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Borrower hereby irrevocably agrees that any legal proceeding against the Lender arising out of or in connection with this Agreement or the other Loan Documents shall be brought in the district courts of Bexar County, Texas, or in the United States District Court for the Western District of Texas, San Antonio Division.

     8.4  Survival; Parties Bound.  All representations, warranties, covenants
          -----------------------
and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Lender, provided that the undertaking of the Lender hereunder to make Loans to the Borrower shall not inure to the benefit of any successor or assign of the Borrower. The term of this Agreement shall be until the final maturity of the Notes and the payment of all amounts due under the Loan Documents.

     8.5  Counterparts.  This Agreement may be executed in several identical
          ------------
counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     8.6  Usury Not Intended; Refund of Any Excess Payments.  It is the intent
          -------------------------------------------------
of the parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Lender and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Highest Lawful Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Agreement. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) treat all Loans as but a single extension of credit (and Borrower and the Lender agree that such is the case and that provision herein for multiple Loans and Notes is for convenience only), (b) characterize any non-principal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Loans. The provisions of this paragraph shall control over all other provisions of the Loan Documents which may be in apparent conflict herewith. The Lender and the Borrower agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement or the Notes.

     8.7  Captions.  The headings and captions appearing in the Loan
          --------
Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

     8.8  Expenses.  Any provision to the contrary notwithstanding, and
          --------
whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall pay on demand all reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for the Lender) in connection with the negotiation, preparation, execution, filing, recording, refiling, re-recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. Without limitation of the foregoing, Borrower shall pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether or not a default shall have occurred, in connection with Lender's evaluating, monitoring, administering and protecting the Collateral, and all costs and expenses relating to Lender's exercising any of its rights and remedies hereunder or at law, including, without limitation, all appraisal (initial or reappraisal) fees, consulting fees and commissions, fees incident to security interest, lien and other title searches, and reports, escrow fees, attorney's fees, legal expenses, court costs, auctioneer fees and expenses, other fees and expenses incurred in connection with liquidation or sale of Collateral and all other professional fees. Any amount to be paid hereunder by Borrower to Lender shall be a demand obligation owing by Borrower to Lender and, to the extent not prohibited by applicable law, shall bear interest from the date of expenditure until paid at the Highest Lawful Rate of interest. The obligations of the Borrower under this and the following section shall survive the termination of this Agreement and/or the payment of the Notes.

     8.9  Indemnification.  The Borrower agrees to indemnify, defend and hold
          ---------------
the Lender harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) to which the Lender may become subject arising out of or based upon the Loan Documents or any Loan.

     8.10 Entire Agreement. This Agreement embodies the entire agreement
          ----------------
between the Borrower and the Lender and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The attached Glossary is incorporated herein by reference, but this Agreement shall govern in the event of any conflict.

     8.11 Severability.  If any provision of any Loan Documents shall be
          ------------
invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall be affected or impaired thereby.

     8.12 Disclosures.  Every reference in the Loan Documents to disclosures of
          -----------
the Borrower to the Lender in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Lender in an orderly manner concurrently with the execution hereof.

     8.13 Conflict with Other Loan Documents.  In the event of any conflict
          ----------------------------------
between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall govern.

     8.14 NOTICE TO LENDER UPON BREACH.  BORROWER AGREES TO GIVE LENDER WRITTEN
          ----------------------------
NOTICE OF ANY ACTION OR INACTION BY LENDER OR ANY AGENT OR ATTORNEY OF LENDER IN CONNECTION WITH THIS AGREEMENT OR THE LOAN THAT MAY BE ACTIONABLE AGAINST LENDER OR ANY AGENT OR ATTORNEY OF LENDER OR A DEFENSE TO PAYMENT OF THE LOAN FOR ANY REASON, INCLUDING, BUT NOT LIMITED TO, COMMISSION OF A TORT OR VIOLATION OF ANY

CONTRACTUAL DUTY OR DUTY IMPLIED BY LAW. BORROWER AGREES THAT UNLESS SUCH NOTICE IS DULY GIVEN AS PROMPTLY AS POSSIBLE (AND IN ANY EVENT WITHIN TEN (10) DAYS) AFTER BORROWER HAS KNOWLEDGE OR WITH THE EXERCISE OF REASONABLE DILIGENCE SHOULD HAVE HAD KNOWLEDGE OF ANY SUCH ACTION OR INACTION, BORROWER SHALL NOT ASSERT, AND BORROWER SHALL BE DEEMED TO HAVE WAIVED, ANY CLAIM OR DEFENSE ARISING THEREFROM.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date set forth above.

                                             TRAVIS BOATS & MOTORS, INC.,
                                             a Texas Corporation


                                             By: /s/ Mark T. Walton
                                                ------------------------------
                                                Mark T. Walton,
                                                President


                                             FALCON MARINE, INC.


                                             By: /s/ Mark T. Walton
                                                ------------------------------
                                             Printed Name:____________________
                                             Title:___________________________


                                             FALCON MARINE ABILENE, INC.


                                             By: /s/ Mark T. Walton
                                                ------------------------------
                                             Printed Name:____________________
                                             Title:___________________________


                                             TRAVIS SNOWDEN MARINE, INC.


                                             By: /s/ Mark T. Walton
                                                ------------------------------
                                             Printed Name:____________________
                                             Title:___________________________

                                             TRAVIS BOATING CENTER BEAUMONT,
                                             INC.


                                             By: /s/ Mark T. Walton
                                                ------------------------------
                                             Printed Name:____________________
                                             Title:___________________________



                                             TRAVIS BOATING CENTER ARLINGTON,
                                             INC.


                                             By: /s/ Mark T. Walton
                                                ------------------------------
                                             Printed Name:____________________
                                             Title:___________________________


                                             NATIONSBANK OF TEXAS, N.A.


                                             By: /s/ Mark T. Walton
                                                ------------------------------
                                             Printed Name:____________________
                                             Title:___________________________

                                   GLOSSARY

         Attached to That Certain Amended and Restated Loan Agreement
         ------------------------------------------------------------
                  Between Travis Boats & Motors, Inc., et al.
                  -------------------------------------------

     Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized wards and phrases used in Loan Documents have the meanings provided below.

     Affiliate shall mean any Person controlling, controlled by or under common
     ---------
control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

     Annual Reviewed Financial Statements shall mean the annual financial
     ------------------------------------
statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of changes in financial position for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report that such statements were reviewed by such accountants from books maintained by Borrower, but without expressing any opinion thereon.

     Borrower's Subsidiary shall mean a Subsidiary of any of the companies
                           -----------------------------------------------
comprising the Borrower.
- -----------------------

     Business Day shall mean a day when the main office of the Lender is open
     ------------
for business in San Antonio, Texas.

     Chapter One shall mean Chapter One of the Texas Credit Code, as in effect
     -----------
on the date the document using such term was executed.

     Collateral shall mean all Property, tangible or intangible; real, personal
     ----------
or mixed, now or hereafter subject to the Security Documents, or intended so to be.

     Commitment shall mean any commitment to lend funds under the Agreement
     ----------
which references this Glossary.

     Corporation shall mean corporations, partnerships, joint ventures, joint
     -----------
stock associations, business trusts and other business entities.

     Event of Default shall mean any of the events specified as an Event of
     ----------------
Default in any Loan Documents, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and Default
                                                                      -------
shall mean any of such events, whether or not any such requirement has been satisfied.


     Financing Statement shall mean all such Uniform Commercial Code financing
     -------------------
statements as the Lender shall require, in Property Form, duly executed by the Borrower or others to give notice of and to perfect or continue perfections of the Lender's security interest in all Collateral.

     Generally Accepted Accounting Principles shall mean, as to a particular
     ----------------------------------------
Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Lender, conforms at the time to generally accepted accounting principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lender, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to the Lender.

     Governmental Authority shall mean any foreign governmental authority, the
     ----------------------
United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau or court having jurisdiction over the Lender or the Borrower or their respective assets or Property.

     Guarantor (whether one or more) shall mean each Person executing a Guaranty
     ---------
guaranteeing the Indebtedness of the Borrower to the Lender.

     Guaranty shall mean each Guaranty executed or to be executed by any
     --------
Guarantor in favor of the Lender.

     Highest Lawful Rate shall mean the maximum nonusurious rate of interest
     -------------------
permitted to be charged by applicable federal or Texas law (whichever shall permit the higher lawful rate) from time to time in effect. At all times, if any, as Chapter One shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) from time to time in effect. If the obligation is an open-end account, the Lender may from time to time, as to then-current and future balances, implement any other ceiling under Chapter One and/or revise the index, formula or provision of law used to compute the rate on such obligation, if and to the extent permitted by, and in the manner provided in, Chapter One.

     Indebtedness shall mean and include (l) all items which in accordance with
     ------------
Generally Accepted Accounting Principles would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits), (2) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and
(3) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; provided, that such term shall not mean or include any Indebtedness in
         --------
respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the lender in trust for the payment thereof.

     Investment shall mean the purchase or other acquisition of any securities
     ----------
or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

     Legal Requirement shall mean any law, statute, ordinance, decree,
     -----------------
requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Lien shall mean any mortgage, pledge, charge, encumbrance, security
     ----
interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

     Loan shall mean each advance of funds pursuant to the agreement which
     ----
references this Glossary.

     Loan Documents shall mean any agreement (including, without limitation,
     --------------
this Agreement) evidencing the obligation of the Lender to make Loans, the Notes, each Guaranty, all Security Documents, all instruments, certificates and agreement now or hereafter executed or delivered to the Lender pursuant to any of the foregoing, and all amendments, modifications, renewal, extension, increases and rearrangement of, and substitutions for, any of the foregoing.

     Notes shall mean all promissory notes executed or to be executed by the
     -----
Borrower and payable to the order of the Lender in connection with this Agreement.

     Organizational Documents shall mean, with respect to a corporation, the
     ------------------------
certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Documents referring to such Organizational Document and any and all future modifications thereof which are consented to by the Lender.

     Parties shall mean all Persons other than the Lender executing any Loan
     -------
Document.

     Past Due Rate shall mean the Highest Lawful Rate, or if applicable law
     -------------
shall not provide for a maximum nonusurious rate, at a rate per annum equal to the Prime Rate plus five percent (5%).

     Person shall mean any individual, partnership, Corporation, trust,
     ------
unincorporated organization, Governmental Authority or any other form of entity.

     Prime Rate shall mean the prime rate as announced from time to time by the
     ----------
Lender and thereafter entered in the minutes of the Lender's Loan and Discount Committee. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. Such rate is solely used as an index, and no representation or warranty, either expressed or implied, is made that the Prime Rate is the lowest rate being charged by Lender to all borrowers.

     Proper Form shall mean in form and substance satisfactory to the Lender.
     -----------
Property shall mean any interest in any kind of property or asset, whether real,
- --------
personal or mixed, tangible or intangible.

     Revolving Loan shall mean a Loan under Revolving Credit Facility #1 or
     --------------
Revolving Credit Facility #2 which may be repaid and re-borrowed any number of times by the Borrower prior to the maturity of the Revolving Notes.

     Revolving Note shall mean the promissory note of the Borrower evidencing a
     --------------
Revolving Loan and all promissory notes given in substitution therefor or in renewal, extension or modification thereof, in whole or in part.

     Security Agreements shall mean all the security agreements in favor of the
     -------------------
Lender in connection with the Loan, covering the Property therein described and securing the Loan, including without limitation, all security agreements executed by the Borrower.

     Security Documents shall mean any agreement evidencing the commitment
     ------------------
of the Lender to make the Loan, the Security Agreements, each Guaranty and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance, completion of surety bonds, standby agreements, subordination agreements, undertakings and other instruments and Financing Statements now or hereafter executed and delivered by any Person (other than solely by the Lender and/or any other creditor participating in the Loan evidenced by the Notes or any collateral or security therefor) in connection with, or as security for the payment or performance of, the Notes or any Guaranty.

     Subsidiary shall mean, as to a particular parent Corporation, any
     ----------
Corporation of which fifty percent (50%) or more of the indicated of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by such parent Corporation, or by one or more of its Affiliates.

     The following terms shall have the respective meanings ascribed to them in the Uniform Commercial Code as enacted and in force in the State of Texas on the date of the document which references this Glossary:

     accessions, continuation statement, fixtures, general intangibles, proceeds, security interest and security agreement.

                                  Exhibit "A"
                            Compliance Certificate
                        (Loan Agreement, Section 5.10)



Date:                     ______________________________

For the quarter ended:    ______________________________


NationsBank of Texas, N.A.
P.O. Box 300
San Antonio, Texas  78291

Re: That certain Amended and Restated Loan Agreement dated September 15, 1995 by and between Travis Boats & Motors, Inc., a Texas corporation, Falcon Marine, Inc., a Texas corporation, Falcon Marine Abilene, Inc., a Texas corporation, Travis Snowden Marine, Inc., a Texas corporation, Travis Boating Center Beaumont, Inc., a Texas corporation, and Travis Boating Center Arlington, Inc., a Texas corporation (collectively the "Borrower") and NationsBank of Texas, N.A. ("Lender") (the "Loan Agreement").

Gentlemen:

Pursuant to Section 5.10 of the Loan Agreement, the Borrower is required to issue this certificate of compliance. Accordingly, the undersigned hereby certifies, to the best of the undersigned's knowledge after reasonably diligent inquiry, as follows:

1. A review of the activities of Borrower during the accounting period ending __________________ has been made under my supervision. The Borrower has kept, observed, performed, and fulfilled all of the covenants, terms, and obligations under the Loan Agreement, except: ____________________________________________
______________________________________________________________________________

2. The representations and warrants stated in the Loan Agreement continue to be true, except: ______________________________________________________________
_______________________________________________________________________________


3. The accompanying financial statements and supporting financial data have been prepared according to GAAP and fairly and accurately present the financial condition and results of operations of Borrower and Borrower's Subsidiaries.

          #4 - #8 tested on a consolidated basis for Borrower and all of Borrower's subsidiaries

4. Section 5.9(a) of the Loan Agreement. Borrower has maintained a Consolidated Tangible Net Worth of at least $2,500,000.00 at all times during the period beginning ________________________ and ending ______________________.
Borrower's current Consolidated Tangible Net Worth is as follows:

     a)   Net Worth                              ___________________
     b)   Less Intangible Assets                 ___________________
     c)   Tangible Net Worth (a - b)             ___________________

5. Section 5.9(b) of the Loan Agreement. Borrower currently has a Current Maturities Coverage Ratio greater than 1.5 to 1.0 tested on a rolling four quarters basis. The "Current Maturities Coverage Ratio" means the ratio of the Borrower's net income after taxes for the Prior Period (as defined below) plus amortization expense and depreciation expense for the Prior Period, divided by the sum of the Borrower's current maturities of long term debt (excluding the current maturities of any unamortized portion of any long term indebtedness to the Lender that becomes due and payable to the Lender at the maturity of such debt) for the Prior Period plus current maturities of capital leases for the Prior Period plus any dividends or distributions to shareholders made during the Prior Period.

The term "Prior Period" shall mean the previous four calendar quarters. The calculation of Borrower's current Current Maturities Coverage Ratio is as follows:

     a)   Net Income after Taxes:                               _______________
     b)   Depreciation and amortization expense:                _______________
     c)   Available Cash Flow (a + b):                          _______________
     d)   Dividends/Distributions paid to shareholders:         _______________
     e)   Current Maturities of long term debt and current
          maturities of capital leases:                         _______________
     f)   Total Current Maturities and Dividends (d + e):       _______________
     g)Current Maturity Coverage (c divided by f):              _______________

6. Section 6.5(b) of the Loan Agreement. Maximum annual dividends limited to $25,000.00.


     The total of all dividends paid by Borrower and Borrower's Subsidiaries to date during the fiscal year to end _____-_____-_____ is $________________.

7. Section 6.10 of the Loan Agreement. Maximum annual capital expenditures of $500,000.00.

     The total of all capital expenditures by Borrower and Borrower's Subsidiaries to date during the fiscal year to end _____-_____-_____ is $________________.


Sincerely,


Borrower

By:            ______________________________________
Printed Name:  Michael B. Perrine
Title:         Chief Financial Officer

                                  Exhibit "B"
                          Borrowing Base Certificate
                          Loan Agreement Section 5.11


Date:                  __________________________

For the month ended:   __________________________

NationsBank of Texas, N.A.
P.O. Box 300
San Antonio, Texas  78291

Re: That certain Amended and Restated Loan Agreement dated September 15, 1995 by and between Travis Boats & Motors, Inc., a Texas corporation, Falcon Marine, Inc., a Texas corporation, Falcon Marine Abilene, Inc., a Texas corporation, Travis Snowden Marine, Inc., a Texas corporation, Travis Boating Center Beaumont, Inc., a Texas corporation, and Travis Boating Center Arlington, Inc., a Texas corporation (collectively the "Borrower") and NationsBank of Texas, N.A. ("Lender") (the "Loan Agreement").

Gentlemen:

Pursuant to Section 5.11 of the Loan Agreement, the Borrower is required to issue a borrowing base certificate for the Revolving Credit Facility #2 (parts and accessories line of credit). I hereby certify that the computation of the borrowing base set forth below complies with, and has been prepared from the financial statements of the Borrower in accordance with, generally accepted accounting principles, and fairly and accurately represents the status of the inventory eligible to be included in Borrowing Base #2 as of the month and date stated above. The information contained in this borrowing base report is true and correct to the best of my knowledge and belief and meets the requirements of the Loan Agreement.

     1.   Total Cost to Borrower of Eligible Parts and Accessories
          Inventory of Borrower:                                     $__________

     2.   Advance Rate:                                              50%

     3.   Parts and Accessories Borrowing Base (1 multiplied by 2):  $__________

     4.   Line Cap:                                                  $500,000.00

     5.   Current balance on Revolving Credit Facility #2:           $__________

     6.   Availability / (Deficiency) (Lesser of #3
          or #4, minus #5):                                          $__________

* Revolving Line of Credit #2 shall have no outstanding balance for a minimum of 30 consecutive days during each fiscal year.

** If the amount on line 6 is negative, Revolving Line of Credit #2 must be reduced by this amount within ten (10) business days.


Sincerely,


Borrower

By:            ______________________________________
Printed Name:  Michael B. Perrine
Title:         Chief Financial Officer

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